Announcement of World of Medicine Acquisition NASDAQ: NOVT June 2017 Exhibit 99.1

Global leader in OEM supply of FDA / CE regulated insufflators, pumps and related disposables for minimally invasive surgery. WORLD OF MEDICINE OVERVIEW Insufflators creates space to allow the surgeon to see better Pumps deliver warm and measure fluids to and from the surgical work area Disposables sophisticated tubing with advanced built-in functionality OTHER 45% 38% 17%

WORLD OF MEDICINE OVERVIEW $80M In revenue $ +50 Patents #1 Leader in insufflators and pumps ~400 Employees Headquartered in Berlin, Germany

Strategic Rationale for Acquisition OUTSTANDING STRATEGIC FIT CREATES SCALE IN MINIMALLY INVASIVE SURGERY Creates a $120 million platform of minimally invasive technologies Ability to cross sell to mutual customers ADDS NEW CAPABILITIES AND STRONG IP Adds to Novanta 50+ patents, system know-how, clinical validation, and regulatory approval support capabilities EXECUTES ON OUR STRATEGY Expands our medical position Establishes solid presence in Germany; 2nd largest market for Novanta PROPRIETARY DISPOSABLES BUSINESS Recurring revenue driven by patient procedure growth rates

Leader in Intelligent Mission Critical and Enabling Technologies Acquisition accelerates 2020 strategic direction 2020 STRATEGIC DIRECTION Breakthrough Scale Double Annual Revenue to $750M Consistent Growth 5–7% Organic Growth and +50% of Revenue in Medical Markets Global Market Leadership “Top 2” Share Position Globally Superior Profitability Deliver 20% Adj. EBITDA, with Diversified Businesses Disciplined M&A Cash-on-cash returns focused, Accelerating our Strategy ü ü ü ü ü

World of Medicine Expands Our Medical Position +51% Lab / Life Science Equipment Critical Care Equipment Ophthalmology Equipment Minimally Invasive Surgery MEDICAL Key Application Segments Served 49% Material Processing Metrology Robots and Automation ADVANCED INDUSTRIAL

60% AMERICAS SALES 32% EMEA SALES 8% ASIA SALES WORLD OF MEDICINE LUDWIGSSTADT, GERMANY Manufacturing BERLIN, GERMANY Sales and Service and R&D

NOVANTA STRATEGY IN THE O.R. Trusted technology partner to equipment OEMs Surgical Visualization 1D/2D Barcode Precision Motors and Position Sensing Machine Vision Solutions Insufflators and Pumps RFID Solutions User Interface and Displays

ATTRACTIVE MARKET Minimally Invasive Surgery Conversion from open to minimally invasive surgery $ Safer Increased safety with smaller incisions Faster Faster patient recovery times Cheaper Decreased length of hospital stay Better Less trauma to the body, less blood loss

ATTRACTIVE MARKET Minimally Invasive Surgery Endoscopic Equipment is mid-single digit growth, driven by Minimally invasive surgery benefits Increase in disease categories that require endoscopy Technological advancements Favorable reimbursement

Trusted technology partner to Endoscopic Equipment OEMs Developing deeper customer relationships through full service offering Display OR integration Insufflator Pumps

WOM Brings Unique Capabilities for Medical OEMs 3 2 1 REGULATORY AFFAIRS Products complying with international regulatory requirements (FDA, CE, CFDA, PMDA etc.) Products sold in over 30 countries, user manuals in more than 28 languages CUSTOMER TRAINING Customer-specific product and technical service training Hands-on training & troubleshooting Clinical application training Benchmark tests TECHNICAL SERVICE Repair, maintenance and calibration Warranty extension Training and certification of service technicians

Financial Highlights | *Actual revenue and profit contribution to Novanta’s 2017 financial results will depend on the ultimate date of the closing of the transactions, among other factors. The Acquisition €115 million purchase price ~1.5x LTM Sales 10x LTM Adjusted EBITDA Attractive return profile and accretive to Adjusted EPS in the first full year after close Accretive on combined pro forma numbers Expect to close in 3Q17 Financed through cash and current credit agreement Pro forma gross leverage ratio expected to be approximately 2.5x at close (˂2x net debt to EBITDA) Strong Free Cash Flow will allow for repayment of debt Expect Tax efficiencies from combined global structure World of Medicine

2017 Acquisitions Impact on Segments 41% Vision 41% PHOTONICS 18% Precision Motion Novanta Reporting Segments (Pro Forma)

2017 Acquisitions Accelerate Novanta strategy + $515M $385M

Leader in Intelligent Mission Critical and Enabling Technologies 2020 STRATEGIC DIRECTION Breakthrough Scale Double Annual Revenue to $750M Consistent Growth 5–7% Organic Growth and +50% of Revenue in Medical Markets Global Market Leadership “Top 2” Share Position Globally Superior Profitability Deliver 20% Adj. EBITDA, with Diversified Businesses Disciplined M&A Cash-on-cash returns focused, Accelerating our Strategy ü ü ü ü ü

APPENDIX NASDAQ: NOVT

Device used in laparoscopic (primary use) and hysteroscopic surgical procedures to expand the body’s cavity with gas to create space for the surgeon—for enhanced visibility WOM is the leading OEM supplier with proprietary in and out flow control technology. Market research expects 4–6% volume growth Hospitals usually buy when refreshing endoscopic tower INSUFFLATORS

Devices that pressurize, warm, deliver, and measure surgical irrigation fluids for endoscopic and laparoscopic surgeries, especially gynecology, urology, general surgery, and orthopedics—for enhanced visibility WOM is the leading merchant supplier, with proprietary in and out flow control technology Market research anticipates revenue growth of ~4% PUMPS

Offered as part of bundle and total system solution with insufflators and pumps Disposables used a per procedure basis. Functionality includes heated tube sets, smoke evacuation, and dehumidification capabilities RFID-enabled tubes that prevent reuse and counterfeiting + with better inventory visibility Procedure growth expected to be +6% DISPOSABLES